EXHIBIT NO.

                                     99.1


           Form of Written Consent of the Investors of Datalinc, Ltd.
























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                         CONSENT IN LIEU OF A MEETING
                          OF THE LIMITED PARTNERS OF

                                DATALINC, LTD.

     THIS CONSENT IS SOLICITED BY INTEGRATED COMMUNICATION NETWORKS, INC.

     Pursuant to Section 620.133(3) of the Florida Revised Uniform Limited Partnership Act (1986) and Section 5.4 of the Amended Agreement of Limited Partnership of Datalinc, Ltd. ("Datalinc"), the following resolution is approved and adopted without a meeting by the Limited Partners who have signed this Consent, or a counterpart hereof (this Consent and all counterparts being hereby deemed to constitute a single Consent), all as more particularly described in the Consent Statement/Prospectus dated August __, 1997, the receipt of which is hereby acknowledged. The resolution set forth herein shall be effective when unrevoked Consents, or counterparts thereof, have been executed and delivered by or on behalf of the Limited Partners holding of record on August __, 1997 more than fifty percent (50%) of the outstanding voting rights of Datalinc, but not before October __, 1997 (60 days after the date the Consent Statement/Prospectus). Consents must be received by Datalinc before 5:00 p.m., EST, on October __, 1997, unless such date is extended by the Partnership.

    INTEGRATED COMMUNICATION NETWORKS, INC. ("ICN"), THE GENERAL PARTNER,
           STRONGLY RECOMMENDS A VOTE TO "APPROVE" THE RESOLUTION.

RESOLUTION:  Approve and Adopt Agreement and Plan of Reorganization.

      RESOLVED, that the Agreement and Plan of Reorganization by and among Thrucomm, Inc., a newly organized Florida corporation ("Thrucomm"), Fastcom, Ltd., a Florida Limited Partnership ("Fastcom"), and Datalinc (the "Reorganization Agreement"), providing for the consolidation and reorganization of the businesses of the Partnerships into Thrucomm by and among other things:

     (A) The transfer of all of the assets and liabilities of Datalinc and Fastcom into Thrucomm, upon the terms and conditions described in the Reorganization Agreement;

     (B) In exchange therefor, Datalinc will receive shares of Thrucomm's Mandatory Convertible Preferred Stock, Series A-G, and Fastcom will receive shares of Thrucomm's Mandatory Convertible Preferred Stock, Series H-P (the Mandatory Convertible Preferred Stock, Series A-P collectively referred to as the "Preferred Stock");

     (C) The Preferred Stock will be held by Datalinc and Fastcom until mandatory conversion (the "Mandatory Conversion"), at which time the Preferred Stock will be converted into shares of Thrucomm's Common Stock, no par value (the "Underlying Shares"); and

     (D) Upon Mandatory Conversion, ICN and Fastcom Management, Inc., a Florida corporation which is the General Partner of Fastcom, will distribute the Underlying Shares to Datalinc's Investors and other equity owners and to the investors and other equity owners in Fastcom, and the Partnerships will dissolve.

is hereby approved and adopted.


      |_|   APPROVE           |_|   DISAPPROVE              |_|   ABSTAIN

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INSTRUCTION: To vote for or against the adoption of the Reorganization Agreement check the appropriate box above. This Consent when properly executed will be voted in the manner directed herein. IF NO DIRECTION IS GIVEN, THIS CONSENT WILL BE VOTED TO "APPROVE" THE REORGANIZATION AGREEMENT.


                        Dated:             , 1997

                        Signature(s):

                        __________________________________

                        __________________________________

                        __________________________________
                        Title or Authority (if applicable)


     Please sign this consent form in exactly the same manner as the name(s) appear(s) on the records of the Partnership. Joint owners must all sign. When signing as an attorney, trustee, guardian, or in a similar capacity, please give full title as such.


              PLEASE SIGN, DATE AND MAIL THIS CONSENT PROMPTLY.


































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